UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of the stockholders of Northern Trust Corporation (the “Corporation”) was held on April 15, 2014 in Chicago, Illinois for the purposes of (i) electing 11 directors to serve on the Board of Directors until the 2015 annual meeting, (ii) holding an advisory vote on named executive officer 2013 compensation, (iii) ratifying the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2014 fiscal year, and (iv) considering a stockholder proposal regarding additional disclosure of political and lobbying contributions.

Stockholders representing 215,544,687 shares, or 90.82% of the Corporation’s common stock as of the February 18, 2014 record date, voted in person or by proxy. Final voting results are shown below.

All 11 nominees for director named in the proxy statement for the annual meeting were elected by the votes set forth in the table below.

Nominee	For	Withheld	Broker Non-Votes
Linda Walker Bynoe	200,906,872	3,989,910	10,647,905
Nicholas D. Chabraja	158,468,203	46,428,579	10,647,905
Susan Crown	199,206,857	5,689,925	10,647,905
Dipak C. Jain	199,419,280	5,477,502	10,647,905
Robert W. Lane	202,041,033	2,855,749	10,647,905
Jose Luis Prado	202,404,091	2,492,691	10,647,905
John W. Rowe	198,351,074	6,545,708	10,647,905
Martin P. Slark	200,744,049	4,152,733	10,647,905
David H.B. Smith, Jr.	202,225,570	2,671,212	10,647,905
Charles A. Tribbett III	202,142,462	2,754,320	10,647,905
Frederick H. Waddell	196,520,335	8,376,447	10,647,905

The named executive officer 2013 compensation was approved, on an advisory basis, by the votes set forth in the table below.

	For	Against	Abstentions	Broker Non-Votes
Advisory vote on named executive officer compensation	175,704,064	26,326,319	2,866,399	10,647,905

The appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2014 fiscal year was ratified by the votes set forth in the table below.

	For	Against	Abstentions	Broker Non-Votes
Ratification of the appointment of KPMG LLP	211,817,963	3,239,957	486,767	—

The stockholder proposal regarding additional disclosure of political and lobbying contributions was defeated by the votes set forth in the table below.

	For	Against	Abstentions	Broker Non-Votes
Stockholder proposal	53,628,430	130,163,308	21,105,044	10,647,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 21, 2014	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch Corporate Secretary